PRICING SUPPLEMENT NO. 1666BI
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-184193
Dated December 7, 2012
Deutsche Bank AG Contingent Absolute Return Autocallable Optimization Securities

$2,628,720 Deutsche Bank AG Securities Linked to the Common Stock of The Hartford Financial Services Group, Inc. due December 16, 2013
$3,786,800 Deutsche Bank AG Securities Linked to the Ordinary Shares of ArcelorMittal due December 16, 2013
$11,498,140 Deutsche Bank AG Securities Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc. due December 16, 2013
Investment Description
Contingent Absolute Return Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock or ordinary shares of a specific company described herein (each, an “Underlying Stock”). The Securities are designed for investors who want to express a neutral or moderately bullish view on the Underlying Stock or who believe the Underlying Stock will not close below the Trigger Price on the Final Valuation Date. If the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price on any Observation Date (including the Final Valuation Date), Deutsche Bank AG will automatically call the Securities and pay you a Call Price equal to the Face Amount per Security plus a Call Return based on a Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Stock Price is not less than the Trigger Price, at maturity Deutsche Bank AG will pay you your initial investment plus a return at maturity equal to the absolute value of the negative Underlying Stock Return from the Trade Date to the Final Valuation Date (the “Contingent Absolute Return”). However, if the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, the Contingent Absolute Return feature will not apply and Deutsche Bank AG will pay you less than your initial investment, resulting in a loss of 1.00% for every 1.00% decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. You will not receive interest payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The Contingent Absolute Return feature and any contingent repayment of your initial investment apply only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
Features	Key Dates
❑ Call Return — If the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price on any Observation Date (including the Final Valuation Date), we will automatically call the Securities and pay you a Call Price equal to the Face Amount per Security plus a Call Return based on the applicable Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors may have full downside market exposure to the Underlying Stock at maturity.
❑ Downside Exposure with Potential Contingent Absolute Return Feature at Maturity — If the Securities are not previously called, you hold the Securities to maturity and the Final Stock Price is not less than the Trigger Price, we will pay you your initial investment plus the Contingent Absolute Return, equal to the absolute value of the negative Underlying Stock Return, at maturity. If the Final Stock Price is less than the Trigger Price, however, the Contingent Absolute Return feature will not apply and Deutsche Bank AG will repay less than the Face Amount per Security, resulting in a loss that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The Contingent Absolute Return feature and any contingent repayment of your initial investment apply only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.
	Trade Date Settlement Date1 Observation Dates2 Final Valuation Date2 Maturity Date2	December 7, 2012 December 13, 2012 Quarterly December 10, 2013 December 16, 2013
1          We expect to deliver each offering of the Securities against payment on the fourth business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the Trade Date will be required, by virtue of the fact that each Security initially will settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.
2          See page 3 for additional details

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering three separate Contingent Absolute Return Autocallable Optimization Securities (each, a “Security”). Each Security is linked to the performance of the common stock or ordinary shares of a different company, and each has a different Call Return Rate, Initial Stock Price and Trigger Price. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.
Underlying Stock	Call Return Rate	Initial Stock Price	Trigger Price	CUSIP/ ISIN
Common stock of The Hartford Financial Services Group, Inc. (Ticker: HIG)	14.00% per annum	$21.89	$16.42, equal to 75.00% of the Initial Stock Price	25154S 65 3 / US25154S6533
Ordinary shares of ArcelorMittal (Ticker: MT)	15.00% per annum	$15.69	$10.20, equal to 65.00% of the Initial Stock Price	25154S 64 6 / US25154S6467
Common stock of Freeport-McMoRan Copper & Gold Inc. (Ticker: FCX)	19.00% per annum	$31.70	$23.78, equal to 75.00% of the Initial Stock Price	25154S 63 8 / US25154S6384
See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in product supplement BI dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 28, 2012 and this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, the prospectus supplement and product supplement BI. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of The Hartford Financial Services Group, Inc.	$2,628,720.00	$10.00	$39,430.80	$0.15	$2,589,289.20	$9.85
Securities linked to the ordinary shares of ArcelorMittal	$3,786,800.00	$10.00	$56,802.00	$0.15	$3,729,998.00	$9.85
Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc.	$11,498,140.00	$10.00	$172,472.10	$0.15	$11,325,667.90	$9.85
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$17,913,660.00	$2,443.42

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this pricing supplement, together with product supplement BI dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BI dated September 28, 2012: http://www.sec.gov/Archives/edgar/data/1159508/000095010312005090/crt_dp33007-424b2.pdf

♦	Prospectus supplement dated September 28, 2012: http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012: http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

If the terms described in this pricing supplement are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Contingent Absolute Return Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

All references to “Underlying Stock” in this pricing supplement shall be deemed to refer to “Underlying,” as used in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 5 of this pricing supplement and “Risk Factors” on page 6 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:
♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You can tolerate the loss of some or all of your investment and are willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦    You believe the Closing Price of the Underlying Stock will be greater than or equal to the Initial Stock Price on any Observation Date, including the Final Valuation Date, or will not be below the Trigger Price on the Final Valuation Date, exposing you to the full decline of the Underlying Stock.

♦    You understand and accept that you will not participate in any appreciation in the price of the Underlying Stock and you are willing to make an investment the return of which is limited to the applicable Call Return if called, or, if the Securities have not been called, to the Contingent Absolute Return as limited by the Trigger Price.

♦    You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦    You are willing to invest in the Securities based on the applicable Call Return Rate as set forth on the cover of this pricing supplement.

♦    You do not seek current income from this investment and are willing to forgo any dividends paid on the Underlying Stock.

♦    You are willing and able to hold Securities that will be called on the earliest Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price, and you are otherwise willing and able to hold the Securities to maturity for a term of approximately 1 year, and are not seeking an investment for which there will be an active secondary market.

♦    You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you including any repayment of your initial investment at maturity or upon an earlier automatic call.

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦    You require an investment designed to provide a full return of your initial investment at maturity.

♦    You believe the Securities will not be called and the Final Stock Price will be less than the Trigger Price, exposing you to the full decline of the Underlying Stock.

♦    You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦    You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦    You are unwilling to invest in the Securities based on the applicable Call Return Rate as set forth on the cover of this pricing supplement.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦    You seek current income from this investment or you prefer to receive dividends paid on the Underlying Stock.

♦    You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price, or you are otherwise unable or unwilling to hold the Securities to maturity for a term of approximately 1 year, and seek an investment for which there will be an active secondary market.

♦    You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any repayment of initial investment at maturity or upon an earlier automatic call.

Final Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount per Security
Face Amount per Security	$10.00 per Security
Term	Approximately 1 year, subject to an earlier automatic call
Trade Date	December 7, 2012
Settlement Date	December 13, 2012
Final Valuation Date1	December 10, 2013
Maturity Date1, 2	December 16, 2013
Underlying Stocks	Common stock of The Hartford Financial Services Group, Inc. (Ticker: HIG) Ordinary shares of ArcelorMittal (Ticker: MT) Common stock of Freeport-McMoRan Copper & Gold Inc. (Ticker: FCX)
Call Feature
The Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date is greater than or equal to the Initial Stock Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.

Observation Dates1	Quarterly, on March 7, 2013, June 7, 2013, September 9, 2013 and December 10, 2013 (the “Final Valuation Date”)
Call Settlement Dates2	Two business days following the relevant Observation Date, except the Call Settlement Date for the Final Valuation Date will be the Maturity Date.
Call Return and Call Return Rate	The Call Return increases the longer the Securities are outstanding and is based upon the applicable Call Return Rate as listed below and on the cover of this pricing supplement.
Call Price
The Call Price equals the Face Amount per Security plus the product of the Face Amount per Security and the applicable Call Return. The tables below reflect the Call Returns and corresponding Call Prices for each Underlying Stock.

Securities linked to the common stock of The Hartford Financial Services Group, Inc.

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
March 7, 2013	March 11, 2013	3.500%	$10.3500
June 7, 2013	June 11, 2013	7.000%	$10.7000
September 9, 2013	September 11, 2013	10.500%	$11.0500
December 10, 2013	December 16, 2013	14.000%	$11.4000

Securities linked to the ordinary shares of ArcelorMittal

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
March 7, 2013	March 11, 2013	3.750%	$10.3750
June 7, 2013	June 11, 2013	7.500%	$10.7500
September 9, 2013	September 11, 2013	11.250%	$11.1250
December 10, 2013	December 16, 2013	15.000%	$11.5000

Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc.

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
March 7, 2013	March 11, 2013	4.750%	$10.4750
June 7, 2013	June 11, 2013	9.500%	$10.9500
September 9, 2013	September 11, 2013	14.250%	$11.4250
December 10, 2013	December 16, 2013	19.000%	$11.9000

Payment at Maturity (per $10.00 Security)3
If the Securities are not automatically called and the Final Stock Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity per Security equal to:
$10.00 + ($10.00 x Contingent Absolute Return)
If the Securities are not automatically called and the Final Stock Price is less than the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than the Face Amount of $10.00 per Security, equal to:
$10.00 + ($10.00 x Underlying Stock Return)
Under these circumstances, the Contingent Absolute Return feature does not apply and you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

Underlying Stock Return	Final Stock Price – Initial Stock Price Initial Stock Price
Contingent Absolute Return	The absolute value of the Underlying Stock Return. For example, if the Underlying Stock Return is -5.00%, the Contingent Absolute Return will equal 5.00%.
Trigger Price
For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., $16.42, equal to 75.00% of the Initial Stock Price.
For the Securities linked to the ordinary shares of ArcelorMittal, $10.20, equal to 65.00% of the Initial Stock Price.
For the Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc., $23.78, equal to 75.00% of the Initial Stock Price.

Closing Price	On any trading day, the last reported sale price of the relevant Underlying Stock on the relevant exchange multiplied by the relevant Stock Adjustment Factor, as determined by the calculation agent.
Initial Stock Price
The Closing Price of one share of the relevant Underlying Stock on the Trade Date.
For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., $21.89.
For the Securities linked to the ordinary shares of ArcelorMittal, $15.69.
For the Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc., $31.70.

Final Stock Price	The Closing Price of one share of the relevant Underlying Stock on the Final Valuation Date.
Stock Adjustment Factor
Initially 1.0 for each Underlying Stock, subject to adjustment for certain actions affecting each Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments to Reference Stock” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR FACE AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL OR ANY REPAYMENT OF YOUR INITIAL INVESTMENT PROVIDED AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Closing Price of the Underlying Stock (Initial Stock Price) is observed, the Trigger Price is determined and the Call Return Rate is set.

Quarterly (including at maturity):
The Securities will be called if the Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Initial Stock Price. If the Securities are called, Deutsche Bank AG will pay the Call Price for the applicable Observation Date equal to the principal amount plus an amount based on the Call Return Rate.

Maturity Date:
The Final Stock Price and Underlying Stock Return will be determined on the Final Valuation Date.

If the Securities are not automatically called and the Final Stock Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity per Security equal to:

$10.00 + ($10.00 x Contingent Absolute Return)

If the Securities are not automatically called and the Final Stock Price is less than the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than the Face Amount of $10.00 per Security, equal to:

$10.00 + ($10.00 x Underlying Stock Return)

Under these circumstances, the Contingent Absolute Return feature does not apply and you will lose a significant portion, or could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

1	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
2
Notwithstanding what is provided under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed, and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date will be the second business day after the Observation Date as postponed.

3
The Contingent Absolute Return feature described herein supersedes the Payment at Maturity description in the accompanying product supplement BI for when the Securities have not been called and the Final Stock Price is not less than the Trigger Price.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full Face Amount per Security at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Stock Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Stock Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you the Face Amount per Security plus a return at maturity equal to the absolute value of the negative Underlying Stock Return. However, if the Securities are not automatically called on any Observation Date and the Final Stock Price is less than the Trigger Price, the Contingent Absolute Return feature will not apply and you will be fully exposed to any negative Underlying Stock Return, resulting in a loss of your initial investment that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Accordingly, you could lose your entire initial investment.

♦
Limited Return Potential — If the Securities are called, the return of the Securities will be limited to the applicable Call Return which is based on the relevant Call Return Rate as specified on the cover hereof, regardless of the performance of the Underlying Stock. Because the Call Return increases the longer the Securities are outstanding and the Securities could be called as early as the first quarterly Observation Date, the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were called at a later date. As a result, an investment directly in the Underlying Stock could provide a better return than an investment in the Securities. Because Deutsche Bank AG will pay you a return equal to the Contingent Absolute Return at maturity only when the Securities are not called and only if the Final Stock Price is greater than or equal to the Trigger Price, your return on the Securities in this scenario is limited by the Trigger Price. You will not receive the Contingent Absolute Return and will lose some or all of your principal if the Final Stock Price is below the Trigger Price. Furthermore, because the closing price of one share of the Underlying Stock at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had invested directly in the Underlying Stock.

♦
The Contingent Absolute Return Feature and Any Contingent Repayment of Your Initial Investment Apply Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Closing Price of the Underlying Stock is above the Trigger Price.

♦
Higher Call Return Rates Are Generally Associated With a Greater Risk of Loss — Greater expected volatility with respect to the Underlying Stock reflects a higher expectation as of the Trade Date that the price of such stock could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is set on the Trade Date, the Underlying Stock’s volatility can change significantly over the term of the Securities. The price of the Underlying Stock could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are called early, the holding period over which you would receive the applicable Call Return, which is based on the relevant Call Return Rate as specified on the cover hereof, could be as little as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦	No Coupon Payments — Deutsche Bank AG will not pay any interest or coupon payments with respect to the Securities.

♦
Risks Relating to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stock would have.

♦
Investing in the Securities Is Not the Same as Investing in the Underlying Stock — The return on your Securities may not reflect the return you would realize if you directly invested in the Underlying Stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Underlying Stock would have. Further, you will not participate in any potential appreciation of the Underlying Stock, which could be significant, even though you may be exposed to the full decline of the Underlying Stock at maturity.

♦
Single Stock Risk — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Underlying Stocks and such issuer, please see “The Underlying Stocks” in this pricing supplement and such issuer’s SEC filings referred to in those sections.

♦
If the Price of the Underlying Stock Changes, the Value of Your Securities May Not Change in the Same Manner — Your Securities may trade quite differently from the Underlying Stock. Changes in the market price of the Underlying Stock may not result in a comparable change in the value of your Securities.

♦
The Anti-Dilution Protection Is Limited — The calculation agent will make adjustments to the relevant Stock Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments to Reference Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦
There Is no Affiliation Between the Issuers of the Underlying Stocks and Us, and We Have Not Participated in the Preparation of, or Independently Verified, Any Disclosure by Such Issuer — We are not affiliated with the issuers of the Underlying Stocks (each, an “Underlying Stock Issuer”). However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Stock Issuers. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified, any information about the Underlying Stock and the Underlying Stock Issuers. You, as an investor in the Securities, should make your own investigation into the Underlying Stock and the Underlying Stock Issuers. None of the Underlying Stock Issuers are involved in the Securities offered hereby in any way and none of them have any obligation of any sort with respect to your Securities. None of the Underlying Stock Issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
The Securities May Be Subject to Non-U.S. Securities Markets Risk — Securities linked to the ordinary shares of a non-U.S. issuer that are listed on a U.S. exchange (such as ArcelorMittal) are subject to the risks applicable to the home country of such non-U.S. issuer. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

♦
Past Performance of the Underlying Stock Is No Guide to Future Performance — The actual performance of the relevant Underlying Stock may bear little relation to the historical prices of the Underlying Stock, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Underlying Stock.

♦
The Securities Have Certain Built-In Costs — While the Payment at Maturity or Call Price due upon an automatic call described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — We expect that, generally, the price of the Underlying Stock, volatility of the Underlying Stock, factors specific to the issuer of the Underlying Stock, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Securities more than other factors. However, the value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rates of the Underlying Stock and the stock market generally;

♦	interest rates and yields in the market generally and in the markets of the Underlying Stock;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS AG or its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the

Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying Stock and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Underlying Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying Stock. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities.

♦
We and Our Affiliates, or UBS AG and its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Stock Price and the Value of the Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Stock to which the Securities are linked.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Stock, may adversely affect the market price of the Underlying Stock and therefore, the value of the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Underlying Stock, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Final Stock Price of the Underlying Stock and Payment at Maturity or Call Price due upon an automatic call based on the Closing Price of the Underlying Stock in the market. The calculation agent can postpone the determination of the Closing Price of the Underlying Stock if a market disruption event occurs on any of the Observations Dates.

♦
The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity
The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performances for the Underlying Stock. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Underlying Stock relative to its Initial Stock Price. We cannot predict the Final Stock Price or the Closing Price of the Underlying Stock on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Underlying Stock. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 1 year, subject to an automatic call
Hypothetical Initial Stock Price*:	$50.00
Hypothetical Trigger Price*:	$35.00 (70.00% of the Hypothetical Initial Stock Price)

Hypothetical Call Return and Call Prices:

Observation Dates	Call Settlement Dates	Call Return*	Call Price*
March 7, 2013	March 11, 2013	2.5000%	$10.25
June 7, 2013	June 11, 2013	5.0000%	$10.50
September 9, 2013	September 11, 2013	7.5000%	$10.75
December 10, 2013	December 16, 2013	10.0000%	$11.00

*
Based on a hypothetical Call Return Rate of 10.00% per annum. The actual Initial Stock Price, Trigger Price, Call Return Rate, Call Return and Call Price with respect to each Security are set forth in “Final Terms” and on the cover of this pricing supplement.

Example 1 — The Closing Price of the Underlying Stock on the first Observation Date is $60.00, which is greater than the Initial Stock Price of $50.00 — the Securities are called.

Because the Closing Price of the Underlying Stock on the first Observation Date is greater than or equal to the Initial Stock Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $10.25 per Security, representing a 2.50% return on the Securities.

Example 2 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Stock Price of $70.00 is greater than the Initial Stock Price of $50.00 — the Securities are called.

Because the Securities were not previously called and the Final Stock Price is greater than or equal to the Initial Stock Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $11.00 per Security, representing a 10.00% return on the Securities.

Example 3 — The Closing Price of the Underlying Stock is not equal to or greater than the Initial Stock Price on any of the Observation Dates and the Final Stock Price of $45.00 is greater than the Trigger Price of $35.00 — the Securities are NOT called.

Because the Closing Price of the Underlying Stock on all of the Observation Dates is not equal to or greater than the Initial Stock Price, the Securities are not automatically called. Because the Final Stock Price is not less than the Trigger Price, Deutsche Bank AG will pay you a Payment at Maturity reflecting the Contingent Absolute Return, calculated as follows:

$10.00 + ($10.00 × Contingent Absolute Return) =
$10.00 + ($10.00 × 10.00%) = $11.00

Example 4 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Stock Price of $30.00 is less than the Trigger Price of $35.00 — the Securities are NOT called.

Because the Securities are not called and the Final Stock Price is less than the Trigger Price, the Contingent Absolute Return feature does not apply and your initial investment will be fully exposed to any decline in the Final Stock Price as compared to the Initial Stock Price. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Underlying Stock Return) =
$10.00 + ($10.00 × -40.00%) = $6.00

If the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, you will not receive the Contingent Absolute Return, and your initial investment will be fully exposed to any negative Underlying Stock Return, resulting in a loss that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.

The Underlying Stocks
All disclosures contained in this pricing supplement regarding each Underlying Stock are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates have participated in the preparation of, or independently verified, such information about any Underlying Stock contained in this pricing supplement. You should make your own investigation into each Underlying Stock.

Included on the following pages is a brief description of each Underlying Stock Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Underlying Stocks as an indication of future performance. Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Underlying Stock Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Underlying Stock Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The Hartford Financial Services Group, Inc.
According to publicly available information, The Hartford Financial Services Group, Inc. is an insurance and financial services company. Information filed by The Hartford Financial Services Group, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13958, or its CIK Code: 0000874766. The common stock of The Hartford Financial Services Group, Inc. is traded on the New York Stock Exchange under the symbol “HIG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of The Hartford Financial Services Group, Inc., based on daily closing prices for The Hartford Financial Services Group, Inc., as reported by Bloomberg. The Hartford Financial Services Group, Inc.’s closing price on December 7, 2012 was $21.89.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$97.75	$90.77	$95.58
4/01/2007	6/30/2007	$106.02	$96.25	$98.51
7/01/2007	9/30/2007	$99.87	$85.44	$92.55
10/01/2007	12/31/2007	$98.56	$84.93	$87.19
1/01/2008	3/31/2008	$84.81	$66.05	$75.77
4/01/2008	6/30/2008	$78.51	$64.15	$64.57
7/01/2008	9/30/2008	$67.74	$25.91	$40.99
10/01/2008	12/31/2008	$33.00	$4.95	$16.42
1/01/2009	3/31/2009	$19.68	$3.62	$7.85
4/01/2009	6/30/2009	$18.16	$8.45	$11.87
7/01/2009	9/30/2009	$28.62	$10.18	$26.50
10/01/2009	12/31/2009	$29.20	$23.16	$23.26
1/01/2010	3/31/2010	$28.88	$22.34	$28.42
4/01/2010	6/30/2010	$29.64	$21.71	$22.13
7/01/2010	9/30/2010	$24.12	$19.09	$22.95
10/01/2010	12/31/2010	$27.43	$22.26	$26.49
1/01/2011	3/31/2011	$30.80	$24.75	$26.93
4/01/2011	6/30/2011	$28.97	$23.81	$26.37
7/01/2011	9/30/2011	$27.05	$15.82	$16.14
10/01/2011	12/31/2011	$20.27	$14.92	$16.25
1/01/2012	3/31/2012	$22.02	$16.37	$21.08
4/01/2012	6/30/2012	$21.66	$16.10	$17.63
7/01/2012	9/30/2012	$20.34	$15.93	$19.44
10/01/2012	12/7/2012*	$22.52	$19.85	$21.89

*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2012 includes data for the period through December 7, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the performance of the common stock of The Hartford Financial Services Group, Inc. from December 7, 2007 through December 7, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Trigger Price of $16.42, equal to 75.00% of $21.89, which was the closing price of The Hartford Financial Services Group, Inc.’s common stock on December 7, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

ArcelorMittal
According to publicly available information, ArcelorMittal is an integrated steel and mining company. Information filed by ArcelorMittal with the SEC under the Exchange Act can be located by reference to its SEC file number: 333-146371, or its CIK Code: 0001243429. ArcelorMittal’s ordinary shares are listed on the New York Stock Exchange under the symbol “MT.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the ordinary shares of ArcelorMittal, based on daily closing prices for the ordinary shares of ArcelorMittal, as reported by Bloomberg. ArcelorMittal’s closing price on December 7, 2012 was $15.69.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$50.86	$37.78	$50.11
4/01/2007	6/30/2007	$62.82	$50.16	$59.12
7/01/2007	9/30/2007	$75.86	$50.99	$74.24
10/01/2007	12/31/2007	$79.46	$64.73	$73.28
1/01/2008	3/31/2008	$78.07	$56.56	$77.49
4/01/2008	6/30/2008	$98.76	$78.14	$93.86
7/01/2008	9/30/2008	$86.68	$38.70	$46.78
10/01/2008	12/31/2008	$42.27	$14.70	$23.30
1/01/2009	3/31/2009	$27.88	$16.20	$18.99
4/01/2009	6/30/2009	$34.57	$21.73	$31.34
7/01/2009	9/30/2009	$39.79	$27.76	$35.19
10/01/2009	12/31/2009	$44.31	$32.10	$43.34
1/01/2010	3/31/2010	$46.38	$34.73	$41.60
4/01/2010	6/30/2010	$44.48	$25.24	$25.35
7/01/2010	9/30/2010	$31.93	$25.87	$31.24
10/01/2010	12/31/2010	$36.57	$30.01	$36.12
1/01/2011	3/31/2011	$38.31	$32.71	$36.15
4/01/2011	6/30/2011	$37.48	$31.49	$34.76
7/01/2011	9/30/2011	$35.27	$15.16	$15.91
10/01/2011	12/31/2011	$22.58	$15.20	$18.19
1/01/2012	3/31/2012	$23.37	$18.67	$19.13
4/01/2012	6/30/2012	$18.55	$13.49	$15.27
7/01/2012	9/30/2012	$17.32	$14.09	$14.44
10/01/2012	12/7/2012*	$16.56	$14.52	$15.69

*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2012 includes data for the period through December 7, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the performance of the ordinary shares of ArcelorMittal from December 7, 2007 through December 7, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Trigger Price of $10.20, equal to 65.00% of $15.69, which was the closing price of ArcelorMittal’s ordinary shares on December 7, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Freeport-McMoRan Copper & Gold Inc.
According to publicly available information, Freeport-McMoRan Copper & Gold Inc. is a copper, gold and molybdenum mining company. Information filed by Freeport-McMoRan Copper & Gold Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11307-01, or its CIK Code: 0000831259. The common stock of Freeport-McMoRan Copper & Gold Inc. is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Freeport-McMoRan Copper & Gold Inc., based on daily closing prices for Freeport-McMoRan Copper & Gold Inc., as reported by Bloomberg. Freeport-McMoRan Copper & Gold Inc.’s closing price on December 7, 2012 was $31.70.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$33.37	$25.25	$33.10
4/01/2007	6/30/2007	$42.34	$33.58	$41.41
7/01/2007	9/30/2007	$55.59	$36.54	$52.45
10/01/2007	12/31/2007	$58.93	$44.64	$51.22
1/01/2008	3/31/2008	$53.29	$38.65	$48.11
4/01/2008	6/30/2008	$62.93	$51.85	$58.60
7/01/2008	9/30/2008	$54.86	$22.80	$28.43
10/01/2008	12/31/2008	$22.69	$8.40	$12.22
1/01/2009	3/31/2009	$21.53	$11.07	$19.06
4/01/2009	6/30/2009	$30.21	$19.14	$25.06
7/01/2009	9/30/2009	$36.58	$22.50	$34.31
10/01/2009	12/31/2009	$43.66	$32.93	$40.15
1/01/2010	3/31/2010	$44.05	$33.35	$41.77
4/01/2010	6/30/2010	$43.67	$29.09	$29.57
7/01/2010	9/30/2010	$44.57	$29.27	$42.70
10/01/2010	12/31/2010	$60.05	$43.62	$60.05
1/01/2011	3/31/2011	$60.92	$47.79	$55.55
4/01/2011	6/30/2011	$57.44	$46.83	$52.90
7/01/2011	9/30/2011	$56.30	$30.45	$30.45
10/01/2011	12/31/2011	$42.80	$29.87	$36.79

1/01/2012	3/31/2012	$46.73	$37.36	$38.04
4/01/2012	6/30/2012	$38.58	$31.60	$34.07
7/01/2012	9/30/2012	$42.64	$31.43	$39.58
10/01/2012	12/7/2012*	$42.43	$30.81	$31.70

*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2012 includes data for the period through December 7, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Freeport-McMoRan Copper & Gold Inc. from December 7, 2007 through December 7, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Trigger Price of $23.78, equal to 75.00% of $31.70, which was the closing price of Freeport-McMoRan Copper & Gold Inc.’s common stock on December 7, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, the Securities should be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (including at maturity or pursuant to a call), and (ii) your gain or loss on the Securities should be short-term capital gain or loss unless you have held the Securities for more than one year, in which case your gain or loss should be long-term capital gain or loss. The IRS or a court might not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.15 per $10.00 Security. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Validity of Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the Securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of September 28, 2012, filed as an exhibit to the letter of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the Securities and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP dated September 28, 2012, which has been filed as an exhibit to the registration statement referred to above.